                                                                   EXHIBIT 10.13

                             CONVERTIBLE PROMISSORY
                       NOTE AND WARRANT PURCHASE AGREEMENT

                                  May 10, 1999

                             Convertible Promissory
                       Note and Warrant Purchase Agreement

      Sequoia Software Corporation, a Maryland corporation (the "Company") and the persons listed on Schedule 1 hereto (the "Investors") hereby agree as follows:

         1. The Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, of the Company's Convertible Promissory Notes in the original aggregate principal amount of $5,500,000 (collectively, the "Notes" and individually a "Note"). Each Note will be substantially in the form set forth in Exhibit A hereto.

         2.       The Closings

                  2.1 Initial Closing. At the Initial Closing (as defined below), the Company agrees to issue and sell to the Investors, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, the each Investor agrees to purchase Notes in the aggregate principal amount set forth opposite such Investor's name on Schedule 1 hereto. The initial closing of the purchase and sale shall take place on May 10, 1999 at the offices of the Company, or at such other place and time as shall be mutually agreed upon (the " Initial Closing").

                  2.2 Subsequent Closings. Any Subsequent Closings of the purchase and sale of the Notes under this Agreement shall take place no later than 180 days after the Initial Closing at such times and places as the Company and investors purchasing Notes after the Initial Closing (the "Subsequent Investors") may mutually agree (each, a "Subsequent Closing" and collectively, the "Subsequent Closings"). On or before each Subsequent Closing, the Company will deliver to each Investor a notice of the total price of the Notes being purchased by the Subsequent Investors.

         3. Conversion. The Company contemplates that, on or before December 31, 1999 (the "Financing Date"), it will issue and sell shares of a newly designated series or class of Preferred Stock (the "Offered Securities") in an aggregate amount of up to $20,000,000 (including the conversion of Notes issued hereunder) (the "Subsequent Financing") to certain parties. If the Subsequent Financing occurs prior to the Financing Date, on the date of the Subsequent Financing, the Investors shall convert the outstanding principal and accrued but unpaid interest on any Note outstanding on such date into shares of Offered Securities at the same price at which the Offered Securities are offered and sold (the "Subsequent Financing Price") and on the additional terms and conditions applicable generally to the Subsequent

Financing. If the Subsequent Financing has not occurred on or before the Financing Date, the Investors shall convert the outstanding principal and accrued but unpaid interest on the Notes into shares of the Company's Series B Convertible Preferred Stock, $.001 par value (the "Series B Preferred Stock") at a conversion price of $0.6763 per share as adjusted for stock splits, stock dividends and the like (the "Series B Price") on the Financing Date; provided, however, that if the Board of Directors of the Company and the Company's investment banking firm collectively determine that the Company will not be adversely affected by repayment of all or part of the Notes after the Financing Date, the Investors may elect to receive repayment rather than to convert the Notes into Series B Preferred.

         4. Warrants. In consideration of the purchase of the Notes, the Company covenants and agrees to issue a warrant (individually a "Warrant" and collectively the "Warrants") to each Investor in the form attached hereto as Exhibit B.

         5. Representations and Warranties of the Company. The Company hereby represents and warrants that, as of the Initial Closing,

                  (a) the Company is a duly organized and validly existing corporation under the laws of the State of Maryland;

                  (b) except for the authorization, reservation or issuance of (i) the securities issuable upon conversion of the Notes (hereinafter referred to as "Note Shares") and exercise of the Warrants (hereinafter referred to as "Warrant Shares") and (ii) the shares of the Company's Common Stock, par value $0.001 per share, issuable upon conversion of the Note Shares and the Warrant Shares (the "Conversion Shares") (all such securities now or hereafter reserved or required to be reserved pursuant to (i) or (ii) above being hereinafter referred to as "Reserved Shares"), the Company has taken or will take all corporate action required to make all the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants valid obligations, enforceable against the Company except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

                  (c) except as otherwise indicated in paragraph 5(b) above, the issuance of the Notes, the Warrants, the Note Shares, the Warrant Shares and the Conversion Shares will not require any further corporate action and will not be subject to preemptive rights of any present or future stockholders of the Company that have not been waived or will not be waived at the Initial Closing;

                  (d) neither the authorization, execution and delivery of the Notes and the Warrants, nor the issuance and delivery of this Agreement, the Note Shares, the Warrant Shares and the Conversion Shares, has constituted or resulted in, nor will constitute or result in, a default or violation of any law or regulation applicable to the Company or any term or provision of the Company's Amended and Restated Articles of Incorporation or By-laws, both as amended, or any agreement or instrument by which the Company is bound or to which its properties or assets are subject;

                  (e) a complete, correct listing of the authorized and outstanding capital stock of the Company and all outstanding options, warrants, convertible securities or other rights to acquire securities of the Company is attached hereto as Exhibit C;

                  (f) attached as Exhibit D is a schedule of Indebtedness of the Company and its subsidiaries. "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the Company's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (a) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards; provided, however the Indebtedness shall not include trade payables in the ordinary course of business, accrued wages or accrued taxes;

                  (g) Subject to a lien on the Company's assets held by Silicon Valley Bank, the Company has good and merchantable title to all of its assets other than real property now carried on its books, free of any material mortgages, pledges, liens, security interests or other encumbrances (other than mechanics', workmens' and other liens arising by operation of law). The Company owns or has a valid right to use the patents, patent rights, licenses, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights being used to conduct its business as now operated; and

                  (h) Attached as Exhibit E is a copy of the Company's Amended and Restated Articles of Incorporation, as amended through and including the date of the Initial Closing.

                  (i) The Company is not (i) in default under any lease, license, note, bank loan or any other agreement, other than with respect to technical defaults under the Company's loan arrangement with Silicon Valley Bank, which defaults have been waived until the Initial Closing and which will be cured at the Initial Closing, as evidenced by a letter from such bank supplied to the Investors, or (ii) in violation of its Amended and Restated Articles of Incorporation (the "Charter") or By-laws, the effect of which would have, singularly or in the aggregate, a material adverse effect on the business or properties of the Company as a whole.

         6.       Covenants of the Company.

                  (a) For so long as any Note or Warrant is outstanding, the Company covenants not to issue any of its current or future authorized but unissued Reserved Shares without the unanimous written consent of the Investors or their designees on the board of directors of the Company (the "Board Representatives"), except upon the conversion of the Notes or exercise of the Warrants in accordance with their terms. Further, the Company agrees to reserve, no later than the earlier of the Subsequent Financing or the Financing Date, an adequate number of Reserved Shares for conversion of the Notes, exercise of the Warrants and conversion of the Note Shares and Warrant Shares, free of any preemptive rights of any present or future stockholders of the Company, whether or not such securities are currently authorized.

                  (b) The Company agrees not to incur any additional Indebtedness in excess of $75,000, individually or in the aggregate, without the unanimous written consent of the Investors or the Board Representatives.

                  (c) To the extent shares of Offered Securities or Series B Preferred Stock shall ultimately be issued pursuant to the conversion of the Notes, the Company agrees to provide the holders of such shares with identical contractual rights as those provided to the other holders of the same class or series of securities. The Company further agrees to cause its Amended and Restated Articles of Incorporation and any agreement applicable to such equity securities to be amended to provide the holders of the Notes with such rights no later than the earlier of the Subsequent Financing or the Financing Date.

                  (d) The Company shall amend its Articles of Incorporation to increase the authorized number of shares of Series B Preferred Stock no later than the Financing Date.

                  (e) The Company shall not issue any Notes to Subsequent Investors except pursuant to this Agreement.

         7. Representations and Warranties of the Investors. Each Investor hereby severally represents and warrants to the Company that:

                  (a) Such Investor has full power and authority and has taken all required action necessary to permit it to execute and deliver and to carry out the terms of this Agreement and all other documents, instruments or transactions contemplated hereby.

                  (b) Such Investor is acquiring the Notes and Warrants for its own account and that the Notes, Warrants, Note Shares, Warrant Shares and Conversion Shares are being or will be acquired by such Investor for the purpose of investment and not with a view to distribution. Such Investor agrees that it will not sell or transfer any such securities without registration under applicable federal and state securities laws, or the availability of exemptions therefrom. Such Investor understands that the documents evidencing securities issued pursuant hereto will bear a restrictive legend stating that the securities represented thereby have not been registered under applicable federal and state securities laws and referring to restrictions on their transferability and sale.

                  (c) Such Investor acknowledges that it is an accredited investor, as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the "Securities Act") and that it has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment.

                  (d) Such Investor has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiries concerning the Company, its business and its personnel; the officers of the Company have made available to the Investor any and all written information which it has requested and have answered to such Investor's satisfaction all inquiries made by such Investor; and such Investor has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company; such Investor's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and such Investor's investment in the Notes and Warrants and the underlying securities will not cause such overall commitment to become excessive.

                  (e) Each Investor is an Institutional Investor within the definition set forth in Section 203(c) of the Pennsylvania Securities Act of 1972, as amended.

         8.       Covenants of the Investors.

                  (a) Each Investor who is or controls a member of the Board of Directors of the Company (each, a "Member of the Board") hereby agrees to vote or to cause such controlled person to vote to reserve, no later than the earlier of the Subsequent Financing or the Financing Date, an adequate number of Reserved Shares for conversion of the Notes, exercise of the Warrants and conversion of the Note Shares and Warrant Shares, free of any preemptive rights of any present or future stockholders of the Company, whether or not such securities are currently authorized.

                  (b) To the extent shares of Offered Securities or Series B Preferred Stock shall ultimately be issued pursuant to the conversion of the Notes, each Investor who is (i) a shareholder of the Company, (ii) a party to any relevant agreement or (iii) a Member of the Board agrees to vote its shares or interest, or agree to amend such relevant documents to provide the holders of the Offered Securities or Series B Preferred Stock with identical contractual rights as those provided to the other holders of the same class or series of securities. Each Investor described in clauses (i), (ii) or (iii) above further agrees to vote its shares or interest or to amend any relevant agreement to cause the Amended and Restated Articles of Incorporation of the Company (the "Charter") and any agreement applicable to the Offered Securities or Series B Preferred Stock to be amended to provide the holders of the Notes with such rights no later than the earlier of the Subsequent Financing or the Financing Date.

                  (d) Each Investor who is a shareholder of the Company agrees to vote its shares to amend the Charter to increase the authorized number of shares of Series B Preferred Stock no later than the Financing Date.

         9. Amendments, Waivers, Etc. The Investors hereby agree that neither this Agreement, the Notes, the Warrants, nor any term hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least 66 2/3% in original amount of the Notes issued hereunder; provided, however, that this Agreement, the Notes, the Warrants nor any term hereof or thereof may not be amended without the consent of each Investor and Subsequent Investor if the effect of such amendment would be to provide a potential investor with terms more favorable than those pursuant to which the Investors and Subsequent Investors have invested.

         10. Choice of Law. The internal laws of the State of Maryland shall govern the enforceability and validity of this Agreement without regard to the conflicts of law principles thereof.

         11. Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any person other than a party to this Agreement and its successors and assigns.

         12. Expenses. The Company shall pay the reasonable costs and expenses of the Investors in connection with the transactions contemplated hereby.

         13. Waiver. By executing this Agreement the Investors consent to the issuance of the Notes and Warrants hereunder and waive any right of first refusal or pre-emptive rights they may have under the Company's Articles of Incorporation or By-laws, the Series A Preferred Stock Purchase Agreement, as amended, the Series B Preferred Stock Purchase Agreement, as amended, or any other agreement of the Company in connection with the issuance of the Notes and Warrants hereunder.

         14. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

         15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Investors have executed this Convertible Promissory Note and Warrant Purchase Agreement as of the date first above written.

                                     COMPANY:

                                     SEQUOIA SOFTWARE CORPORATION

                                     By: /s/ MARK WESKER, PRESIDENT
                                        ----------------------------------------
                                                  Mark Wesker, President

                                     INVESTORS:


                                     ANTHEM CAPITAL, L.P.

                                     By:     Anthem Capital Partners, L.P.
                                             General Partner
                                     By:     Anthem Capital Partners, Inc.
                                             General Partner

                                     By: /s/ WILLIAM M. GUST II
                                        ----------------------------------------

                                     Title:
                                           -------------------------------------


                                     NEPA VENTURE FUND II, L.P.

                                     By:     NEPA II Management Corporation
                                     Its:    General Partner

                                     By: /s/ MARC BENSON
                                        ----------------------------------------
                                          Marc Benson, Vice President
                                          8230 Boone Boulevard
                                          Suite 347
                                          Vienna, VA 22182

                                     /s/ RICHARD C. FAINT, Jr.
                                     -------------------------------------------
                                     Richard C. Faint, Jr.

                                     /s/ KENNETH E. HOMA
                                     -------------------------------------------
                                     Kenneth E. Homa


                       {Signatures Continue on Next Page}

APPROVED                                   NELSON BUNKER HUNT TRUST ESTATE
                                               - TRUST B

By:/s/ MIRO VRANAC, JR.                    By:/s/ F.C. VICKERS
   -----------------------------              ----------------------------------
Miro Vranac, Jr. Member Advisory                  F.C. Vickers, Trustee
      Board

                                           LYDA BUNKER HUNT TRUST -
                                           MARY HUDDLESTON

By:/s/ MARY HUNT HUDDLESTON                By:/s/ MIRO VRANAC, JR.
   -----------------------------              ----------------------------------
Mary Hunt Huddleston, Trustee                   Miro Vranac, Jr., Trustee

                                           /s/ MARY HUNT HUDDLESTON
                                           -------------------------------------
                                           Mary Hunt Huddleston


                                           FLANDERS LANGUAGE VALLEY FUND, C.V.A.


                                           By:/s/ PHILIP VERMEULEN
                                              ----------------------------------

                                           Title: CEO FLV Management NV
                                                 -------------------------------


                                           LAMBRO'S L.P.
                                           By:  CJ Capital Management LLC


                                           By:/s/ DENNIS KEMPER
                                              ----------------------------------
                                                       Dennis Kemper
                                                       Investment Advisor

                                           SMART TECHNOLOGY VENTURES 2

                                             By:/s/ DAVID NAZARIAN
                                                --------------------------------
                                                    Name: David Nazarian
                                                         -----------------------
                                                    Title: Chief Investment
                                                           Officer
                                                          ----------------------


                       {Signatures Continued on Next Page}

                                    /s/ HARRIS KAPLAN
                                    --------------------------------------------
                                    Harris Kaplan

                                    /s/ MARGARETHA ZEYEN MANY
                                    --------------------------------------------
                                    Margaretha Zeyen Many

                                    JODA ENTERPRISES, LTD.

                                    By: /s/ DAVID W. PATTON
                                       -----------------------------------------
                                    Name: David W. Patton
                                          --------------------------------------
                                    Title: President
                                          --------------------------------------


                                    --------------------------------------------

                                    By: /s/ ANDREW J. FILIPOWSKI
                                       -----------------------------------------
                                                 Andrew J. Filipowski

                                    Odyssey Capital, L.P.

                                    By: /s/ ANDREW L. BARROWAY
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------


                                    /s/ JOHN BENDHEIM
                                    --------------------------------------------
                                    John Bendheim

                                    SEQ Capital Investments

                                    By: /s/ DR. KOUROSH MADDAHI
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                      R. Torbati Family Trust Dtd. 08/15/93

                                    By: /s/ RAYMOND TORBATI
                                        ----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    /s/ W. PHILLIP WALSH AND EDNA A. WALSH
                                    --------------------------------------------
                                    W. Phillip Walsh and Edna A. Walsh as JTWROS

                                    /s/ THOMAS BARRY
                                    --------------------------------------------
                                    Thomas Barry

                                    /s/ CILLIAN O'BRADAIGH
                                    --------------------------------------------
                                    Cillian O'Bradaigh

                                    /s/ JOHN WHITTIER MASON
                                    --------------------------------------------
                                    John Whittier Mason

                                    /s/ BRIAN WADE
                                    --------------------------------------------
                                    Brian Wade

                                    /s/ LINNEA CONRAD
                                    --------------------------------------------
                                    Linnea Conrad

                                   Schedule 1

                              Schedule of Investors

NAME OF INVESTOR                        PURCHASE PRICE OF NOTES AND WARRANTS
----------------                        ------------------------------------
Anthem Capital, L.P.                                    $433,000

NEPA Venture Fund II, L.P.                              $167,000

Richard C. Faint, Jr.                                   $400,000

Kenneth Homa                                            $175,000

Nelson Bunker Hunt Trust Estate
- Trust B                                               $240,000

Lyda Bunker Hunt Trust - Mary
Huddleston                                               $80,000

Mary Hunt Huddleston                                     $8,000

Flanders Language Valley Fund, C.V.A.                   $500,000

Lambro's L.P.                                          $1,100,000

Smart Technology Ventures 2                             $500,000

Harris Kaplan                                           $100,000

Margaretha Zeyen Many                                   $100,000

Joda Enterprises, Ltd.                                   $85,000

Andrew J. Filipowski                                    $450,000

Odyssey Capital, LP                                     $100,000

John Bendheim                                           $150,000

SEQ Capital Investments                                 $175,000

R. Torbati Family Trust Dtd. 08/15/93                   $175,000

NAME OF INVESTOR                        PURCHASE PRICE OF NOTES AND WARRANTS
----------------                        ------------------------------------
W. Phillip Walsh and Edna A.
Walsh as JTWROS                                         $7,000

Thomas Barry                                            $7,000

Cillian O'Bradaigh                                      $8,000

John Whittier Mason                                     $5,000

Brian Wade                                              $15,000

Linnea Conrad                                           $20,000

TOTAL                                                 $5,000,000

                                                        EXHIBIT A - FORM OF NOTE

ALL INDEBTEDNESS (INCLUDING FEES AND ACCRUED INTEREST) OUTSTANDING UNDER CONVERTIBLE SUBORDINATED PROMISSORY NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT AND OTHERWISE TO THE INDEBTEDNESS OF THE COMPANY TO SILICON VALLEY BANK. THIS CONVERTIBLE PROMISSORY NOTE IS IN ALL RESPECTS GOVERNED BY AND SUBJECT TO THE LOANS FROM SILICON VALLEY BANK TO SEQUOIA SOFTWARE CORPORATION. REFERENCE IS MADE TO SILICON VALLEY BANK FOR THE TERMS UPON WHICH PAYMENTS MAY BE MADE AND RECEIVED UNDER THIS SUBORDINATED PROMISSORY NOTE AND FOR LIMITATIONS ON ENFORCEMENT OF THE PROVISIONS HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SEQUOIA SOFTWARE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$_______                                                            May 10, 1999

        FOR VALUE RECEIVED, Sequoia Software Corporation, a Maryland corporation (the "Company"), hereby promises to pay to the order of __________________, on December 31, 1999, the principal amount of ____________________________, plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, compounded annually, at a rate per annum equal to eight percent (8%). This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days. Accrued interest shall be paid annually commencing one year from the date hereof and on each anniversary thereafter so long as the Note is outstanding. Notwithstanding any other provision of this Note, the holder hereof does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Company or credited to reduce principal hereunder. All payments received by the holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

        Payments of principal and interest will be made by check in immediately available United States funds sent to the holder at the address furnished to the Company for that purpose.

        This Note is one of a series of Convertible Promissory Notes of like tenor, issued by the Company pursuant to and entitled to the benefits of a certain Convertible Promissory Note and Warrant Purchase Agreement, dated as of May 10, 1999, among the Company and the Investors named in Schedule 1 thereto (as the same may be amended from time to time, hereinafter referred to as the "Purchase Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Purchase Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. This Note will be registered on the books of the Company or its agent as to principal and interest. Any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee.

        1. Events of Default. The outstanding principal and accrued interest on this Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events:

           (a) failure to pay any amount as herein set forth;

           (b) default in the performance by the Company of any other obligation to the holder, which default is not cured within thirty (30) days after written notice of such default from the holder;

           (c) insolvency (however evidenced) or the commission of any act of insolvency;

           (d) the making of a general assignment for the benefit of creditors;

           (e) the filing of any petition or the commencement of any proceeding by the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

           (f) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;

           (g) suspension of the transaction of the usual business of the Company; or

           (h) the past or future making of a false representation or warranty by the Company in connection with this Note.

        2. Conversion.

           (a) The principal outstanding under this Note and accrued interest thereon shall be converted immediately upon the occurrence of a Subsequent Financing into shares of the Offered

Securities at a conversion price equal to the per share purchase price of the Offered Securities (as such price may be adjusted for stock splits, stock dividends and the like).

           (b) If the Subsequent Financing does not occur by December 31, 1999, the outstanding principal and interest on this Note shall be converted immediately into shares of Series B Preferred Stock at a conversion price of $0.6763 per share (as such price may be adjusted for stock splits, stock dividends and the like); provided, however, that if any event shall have occurred that results in an adjustment in the Conversion Price, as described in Article Fourth.B.4 of the Company's Amended and Restated Certificate of Incorporation, the shares of Series B Preferred Stock issuable hereunder shall be entitled to the benefit of such adjustment as if such shares had been outstanding as of the date of such event and provided further that if the Board of Directors of the Company and the Company's investment banking firm collectively determine that the Company will not be adversely affected by repayment of all or part of the Notes issued pursuant to the Purchase Agreement after the Financing Date, the holder of this Note may elect to receive repayment rather than to convert into Series B Preferred.

           (c) Upon conversion of this Note the holder shall be entitled to become a party to, and enjoy the benefits of, any related agreement entered into by the initial purchasers of the security into which this Note is then converted.

        5. Expenses of Collection. The Company agrees to pay the holder's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

        6. Waiver or Amendment. No waiver of any obligation of the Company under this Note or any amendment to this Note shall be effective unless it is in a writing signed by the holders of Notes constituting at least 66 2/3% of the original principal amount of the Notes issued under the Purchase Agreement, except that no amendment shall reduce the principal amount or the interest rate of this Note without the written consent of the holder hereof. A waiver by the holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

        7. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

           If to the Company, at

           Sequoia Software Corporation
           5457 Twin Knolls Road, Suite 310
           Columbia, MD  21045

           If to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

        8. Waiver by Company. The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

        9. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

        10. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

                                             SEQUOIA SOFTWARE CORPORATION

ATTEST:                                      By:
                                                --------------------------------
                                                   President

------------------

                                                     EXHIBIT B - FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SEQUOIA SOFTWARE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                        PREFERRED STOCK PURCHASE WARRANT

Warrant No. P__-__

                          SEQUOIA SOFTWARE CORPORATION

                             Void after May 10, 2004

         1. Issuance. This Warrant is issued to _______________ (with its successors in interest, the "Investor" or the "Holder") by Sequoia Software Corporation, a Maryland corporation (hereinafter with its successors called the "Company") pursuant to the terms of a Convertible Promissory Note and Warrant Purchase Agreement dated as of May 10, 1999 (the "Purchase Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. This Warrant shall become exercisable for shares of the Offered Securities or Series B Preferred, as provided in Section 2 hereof, on the earlier of the Subsequent Financing or the Financing Date.

         2. Exercise Price; Number and Type of Shares.

         (a) If a Subsequent Financing occurs prior to the Financing Date, the Holder may exercise this Warrant for shares of Offered Securities at an exercise price equal to the price of one share of the Offered Securities at the time of original issuance. If, however, a Subsequent Financing does not occur prior to the Financing Date, the Holder may exercise this Warrant for shares of Series B Preferred at an exercise price equal to $0.6763, as adjusted for stock splits, stock dividends and the like (the applicable exercise price is referred to herein as the "Exercise Price").

         (b) If a Subsequent Financing occurs prior to the Financing Date, this Warrant shall be exercisable for the number of shares of Offered Securities equal to 25% of the total principal amount and accrued interest thereon of the
Note issued to the Investor pursuant to the Purchase

Agreement (immediately prior to conversion of such Note in accordance with its terms) divided by the Exercise Price. If, however, a Subsequent Financing does not occur prior to the Financing Date, this Warrant shall be exercisable for the number of shares of Series B Preferred equal to 25% of the total principal amount and accrued interest thereon of the Note issued to the Investor pursuant to the Purchase Agreement (immediately prior to conversion of such Note in accordance with its terms) divided by the Exercise Price (the type of securities for which this Warrant may be exercised are referred to herein as the "Warrant Securities").

         (c) Both the Exercise Price and the number of shares of Warrant Securities issuable upon exercise of this Warrant shall be subject to adjustment as provided below.

         3. Payment of Exercise Price. The Exercise Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Exercise Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Exercise Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing.

         4. Net Issue Election. Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by paying the Exercise Price set forth in Section 3, the Holder may, by providing notice thereof to the Company along with the Notice of Exercise, elect to exercise the Warrant for a reduced number of Shares determined in accordance with the following formula:

                                   X = Y(A-B)
                                       ------
                                          A

where    X =  the number of shares to be issued to the Holder

         Y = the number of shares purchasable under this Warrant (at the date of such exercise).

         A = the fair market value of one share (at the date of such exercise) as determined in such reasonable manner as may be prescribed in good faith by the Company's Board of Directors

         B =  Exercise Price

         5. Registration Rights. Upon exercise of this Warrant the Holder shall be entitled to the same registration rights enjoyed by the initial purchasers of the Warrant Securities.

         6. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         7. Issuance Date. The person or persons in whose name or names any certificate representing shares of Warrant Securities is issued hereunder shall be deemed to have become the Holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         8. Expiration Date. This Warrant shall expire at the close of business on the fifth anniversary of the date this warrant was originally issued, and shall be void thereafter.

         9. Reserved Shares; Valid Issuance. The Company covenants that it will at all times after the creation of the Warrant Securities and up to the earlier of the Subsequent Financing or the Financing Date reserve and keep available such number of its authorized shares of Offered Securities, free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         10. Stock Dividends. If after the Original Issue Date, the Company shall subdivide the Warrant Securities, by split-up or otherwise, or combine the Warrant Securities, or issue additional shares of Warrant Securities in payment of a stock dividend on the Warrant Securities, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         11. Antidilution Provisions. If after the Original Issue Date, the Company shall issue Warrant Securities at a per share price lower than the price at which the same type of Warrant Securities were sold to the original purchasers thereof, the number of shares issuable on the exercise of this Warrant shall be increased and the Exercise Price shall be decreased in accordance with the antidilution formula provided in the Company's Articles of Incorporation with respect to such Warrant Securities.

         12. Mergers and Reclassifications. If after the Original Issue Date, there shall be any reclassification, capital reorganization or change of the Warrant Securities (other than as a result of a subdivision, combination or stock dividend provided for in Section 10 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Warrant Securities), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Warrant Securities which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance (or, if there are no Holders of Warrant Securities at such time, by a holder of the number of shares of Warrant Securities which might have been acquired by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance upon the exercise of this Warrant in full and the conversion into shares of Warrant Securities of all shares of Warrant Securities receivable upon such exercise), and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         13. Fractional Shares. In no event shall any fractional share of Warrant Securities be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Warrant Securities, then the Company shall issue the next higher number of full shares of Warrant Securities, issuing a full share with respect to such fractional share.

         14. Notices of Record Date, Etc. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

            (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         15. Other Warrants. This Warrant is one of a series of warrants (collectively, the "Warrants") that were originally issued by the Company pursuant to the Purchase Agreement.

         16. Amendment. The terms of all the Warrants may be amended, modified or waived only with the written consent of the Company and the holders of Warrants representing at least 66-2/3% of the number of shares of Offered Securities then issuable upon the exercise of the Warrants. No such amendment, modification or waiver shall be effective as to this Warrant unless the terms of such amendment, modification or waiver shall apply with the same force and effect to all of the other Warrants then outstanding.

         17. Warrant Register; Transfers, Etc.

            (a) The Company will maintain a register containing the names and addresses of the registered holders of the Warrants. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

            (b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Offered Securities purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

            (c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided, however, that so long as Anthem Capital, L.P. is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         18. No Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         19. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to the conflicts of law principles thereof.

         20. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         21. Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in the State of Maryland, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

Original Issue Date:   May 10, 1999         SEQUOIA SOFTWARE CORPORATION



(Corporate Seal)                            By:
                                               -------------------------------

                                            Title:
                                                  ----------------------------
Attest:

---------------------------

                                  SUBSCRIPTION

To:                                                    Date:
   -------------------------                                --------------------

         The undersigned hereby subscribes for __________ shares of Offered Securities covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                  ------------------------------
                                  Signature

                                  ------------------------------
                                  Name for Registration

                                  ------------------------------
                                  Mailing Address


                            NET ISSUE ELECTION NOTICE


To:                                                    Date:
   -------------------------                                --------------------

         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Offered Securities pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

                                  ------------------------------
                                  Signature

                                  ------------------------------
                                  Name for Registration

                                  ------------------------------
                                  Mailing Address

                                   ASSIGNMENT

            For value received ____________________________ hereby sells,

assigns and transfers unto _________________________________________________

--------------------------------------------------------------------------------
    Please print or typewrite name and address of Assignee

--------------------------------------------------------------------------------

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
      ------------------------------

                                   ------------------------------

In the Presence of:

------------------------------

                                                EXHIBIT C - CAPITALIZATION TABLE

                          SEQUOIA SOFTWARE CORPORATION
                            STOCK & OPTION OWNERSHIP
                              AS OF MARCH 31, 1999

                               As of Dec-31-98       New Purchases  As of Mar-31-99   Per Cent           Position (if Employee)
                               ---------------       -------------  ---------------   --------           ----------------------
      COMMON STOCK
      Mark Wesker                    5,000,000                         5,000,000         15.07%       President

      Anil Sethi                     5,000,000                         5,000,000         15.07%       Founder, Chief Technology
                                                                                                      Officer
      Keith Tipton                      56,250                            56,250          0.17%       Options Exercised at $0.025
                                                                                                      per share - 12/98
      Steve Wingert                      6,250                             6,250          0.02%       Options Exercised at $0.025
                                                                                                      per share - 12/98
      Beth Mantegna                          0          6,250              6,250          0.02%       Options Exercised at $0.025
                                                                                                      per share - 3/99
      Chris McClelland                       0          3,750              3,750          0.01%       Options Exercised at $0.025
                                                                                                      per share - 3/99
      Joda Enterprises, Inc.           149,614                           149,614          0.45%
                               -------------------------------     --------------     ----------
                                    10,212,114         10,000         10,222,114         30.81%
                               -------------------------------     --------------     ----------

      CONVERTIBLE PREFERRED STOCK
      SERIES A
      Anthem Capital                                 4,032,438              4,032,438         12.15%

      NEPA Ventures                                  2,016,219              2,016,219          6.08%

      David Hungerford                                 806,488                806,488          2.43%
      Rick Faint                                       907,299                907,299          2.73%
      Ken Homa                                         302,433                302,433          0.91%
      SERIES B                                                                                 0.00%
      Anthem Capital                                 1,010,290              1,010,290          3.05%

      NEPA Ventures                                    505,145                505,145          1.52%
      Nelson Bunker Hunt Trust Estate - Trust B      2,144,019              2,144,019          6.46%
      Lyda Hunt-Bunker Trust - Mary Huddleston         739,317                739,317          2.23%
      Mary Hunt Huddleston                              73,931                 73,931          0.22%
      O'Bryan Community Property Trust                 739,317                739,317          2.23%
      Flanders Language Valley Fund, C.V.A.          4,435,901              4,435,901         13.37%
                                               ----------------         --------------     ----------
                                                    17,712,797             17,712,797         53.39%
                                               ----------------         --------------     ----------

      OPTIONS
      Jack Schuster                                  1,000,000               1,000,000          3.01%   Senior Software Engineer

      Rick Faint                                     1,000,000               1,000,000          3.01%   Chief Executive Officer

      Ken Homa - Director                              100,000                 100,000          0.30%
      Jasen Fici                                       150,000                 150,000          0.45%   Senior Technology Architect
      Marc Rubin                                       300,000                 300,000          0.90%   Chief Financial Officer
      Bill Anderson                                     25,000                  25,000          0.08%   Senior Customer Service
                                                                                                        Representative
      Ron Capwell                                       50,000                  50,000          0.15%   Senior Software Engineer
      Todd Jackowski                                    25,000                  25,000          0.08%   Software Engineer
      Arul Kaliappan                                    25,000                  25,000          0.08%   Software Engineer
      Rich Scarbath                                     25,000                  25,000          0.08%
      Mendel Friedman                                   50,000                  50,000          0.15%
      Frank Schmidt                                     50,000                  50,000          0.15%
      Ken Klebanow, M.D.                                30,000                  30,000          0.09%
      Middelton, Limburg & Company, Inc.                12,500                  12,500          0.04%
      Joda Enterprises, Inc.                            12,500                  12,500          0.04%
                                               ----------------          --------------     ----------
      Total Employee Sharers                         2,855,000               2,855,000          8.61%
                                               ----------------          --------------     ----------

      DIRECTORS OPTION GRANTS
      William Gust                                           0        100,000       100,000          0.30%
      Marc Benson                                            0         75,000        75,000          0.23%
      Ken Homa                                               0         50,000        50,000          0.15%
      Philip Vermeulin                                       0         25,000        25,000          0.08%
      Charles Vickers                                        0         50,000        50,000          0.15%
      Rick Faint                                             0         50,000        50,000          0.15%

                                               -------------------------------   -----------     ----------
      Total Director Options                                 0        350,000       350,000          1.05%
                                               -------------------------------   -----------     ----------

-----------------------------------------------------------------------------------------------------------------------------------
      RESERVED EMPLOYEE OPTION POOL                Granted/(Forfeited)
      Keith Tipton                     0                               0          0.00%   Vice President of Engineering

      David Rice                 150,000                         150,000          0.45%   Vice President of Integration Services

      Joe Kessel                 300,000      (150,000)          150,000          0.45%   Vice President of Sales
      Jeff Mason                  60,000         65,000          125,000          0.38%   Director of Marketing
      Steve Wingert                    0                               0          0.00%   Senior Software Engineer
      Paige Rees                  10,000          1,250           11,250          0.03%   Accounting Assistant (former Receptionist)

      Beth Mantegna               25,000       (25,000)                0          0.00%   Product Integration Manager
      Ron Louzon                  15,000          5,000           20,000          0.06%   Senior Software Engineer
      Kris Schroeder              25,000         15,000           40,000          0.12%   Quality Assurance Engineer
      Denise Williams             10,000          2,500           12,500          0.04%   Documentation Specialist
      John Hagius                 25,000          5,000           30,000          0.09%   Senior Software Engineer
      Ron Capwell                 25,000          5,000           30,000          0.09%   Senior Software Engineer

      Arul Kaliappan              25,000         10,000           35,000          0.11%   Software Engineer
      Bill Anderson                    0                               0          0.00%   Senior Customer Service Representative
      Chris McCarthy              75,000         25,000          100,000          0.30%   Vice President, European Operations
      Dave Gutberlet              15,000          2,500           17,500          0.05%   Quality Assurance Engineer
      Bill Stutz                  20,000          5,000           25,000          0.08%   Software Engineer
      Cheryl McNaught                  0                               0          0.00%   Training Specialist
      Paul Martin                 35,000         90,000          125,000          0.38%   Product Development Manager
      Chris McClelland            15,000       (15,000)                0          0.00%   Software Engineer
      Sanders Damron              10,000          1,250           11,250          0.03%   Marketing Assistant
      Ron Boyd                    15,000                          15,000          0.05%   Southeast Regional Sales Manager
      Scarlett Zimmerman           5,000                           5,000          0.02%   Engineering Administrative Assistant
      Lee Kelly                        0                               0          0.00%   Quality Assurance Engineer
      Myo Kyaw                    20,000                          20,000          0.06%   Software Engineer
      Sam Fogle                   25,000          5,000           30,000          0.09%   Program Manager
      Jay Honeywell               12,000       (12,000)                0          0.00%   Software Engineer
      Jen Spiegel                 50,000                          50,000          0.15%   Director of Human Resources
      Maureen Gillen              15,000       (15,000)                0          0.00%   Regional Sales Manager
      Ken Davis                   25,000                          25,000          0.08%   Software Engineer
      Linda Amorrigi              25,000       (25,000)                0          0.00%   Product Integration Manager
      Jack Stose                  50,000         75,000          125,000          0.38%
      Bill Schneider              25,000         10,000           35,000          0.11%
      Bryan Caperletti            25,000         25,000           50,000          0.15%
      Grant English               50,000                          50,000          0.15%
      Marc Rubin                       0         50,000           50,000          0.15%
      Jasen Fici                       0        100,000          100,000          0.30%
      Todd Jackowski                   0          5,000            5,000          0.02%
      Leisa Clayton                    0         25,000           25,000          0.08%
      Mike LeMire                      0         25,000           25,000          0.08%
      Eric Spiegel                     0         25,000           25,000          0.08%
      Chuck Spear                      0         12,500           12,500          0.04%
      Jim Hooker                       0         15,000           15,000          0.05%
      Dave Harter                      0          5,000            5,000          0.02%
      Carie Hanley                     0          5,000            5,000          0.02%
      Jim Bielski                      0         10,000           10,000          0.03%
      Stephanie Gillen                 0         15,000           15,000          0.05%
      David Rundle                     0         10,000           10,000          0.03%
      Craig Holbien                    0         15,000           15,000          0.05%
      George Moutsiakis                0         15,000           15,000          0.05%
      Steve Scribner                   0         15,000           15,000          0.05%
      Dmitriy Shvadskiy                0         15,000           15,000          0.05%
      Debbie Alexander                 0          5,000            5,000          0.02%
      Bruce Basheer                    0         15,000           15,000          0.05%
      Wade Laye                        0         10,000           10,000          0.03%
      Anthony Marchetti                0         10,000           10,000          0.03%
      Jen Streeter                     0         15,000           15,000          0.05%
      Remaining Reserve          864,421      (523,000)          331,421          1.00%
                            ---------------------------------------------     ----------
                               2,046,421              0        2,036,421          6.14%
                            ---------------------------------------------     ----------
      Total Fully Diluted     32,826,332        360,000       33,176,332        100.00%
                            ----------------------------   --------------     ----------

                          SEQUOIA SOFTWARE CORPORATION
                            STOCK & OPTION OWNERSHIP
                             AS OF DECEMBER 31, 1998
        AFTER CLOSING OF SECOND TRAUNCHE OF SERIES B - SEPTEMBER 28, 1998

                                As of Sep-28-98       New Purchases   As of Dec-31-98   Per Cent           Position (if Employee)
                                ---------------       -------------   ---------------   --------           ----------------------
      COMMON STOCK

      Mark Wesker                     5,000,000                          5,000,000         15.23%       President

      Anil Sethi                      5,000,000                          5,000,000         15.23%       Founder, Chief Technology
                                                                                                        Officer
      Keith Tipton                                      56,250              56,250          0.17%       Options Exercised at $0.025
                                                                                                        per share - 12/98
      Steve Wingert                                      6,250               6,250          0.02%       Options Exercised at $0.025
                                                                                                        per share - 12/98
      Joda Enterprises, Inc.            149,614                            149,614          0.46%
                                -------------------------------      --------------     ----------
                                     10,149,614         62,500          10,212,114         31.11%
                                -------------------------------      --------------     ----------

      CONVERTIBLE PREFERRED STOCK
      SERIES A
      Anthem Capital                                 4,032,438                       4,032,438         12.28%
      NEPA Ventures                                  2,016,219                       2,016,219          6.14%
      David Hungerford                                 806,488                         806,488          2.46%
      Rick Faint                                       907,299                         907,299          2.76%
      Ken Homa                                         302,433                         302,433          0.92%
      SERIES B                                                                                          0.00%
      Anthem Capital                                 1,010,290                       1,010,290          3.08%
      NEPA Ventures                                    505,145                         505,145          1.54%
      Nelson Bunker Hunt Trust Estate - Trust B      2,144,019                       2,144,019          6.53%
      Lyda Hunt-Bunker Trust - Mary Huddleston         739,317                         739,317          2.25%
      Mary Hunt Huddleston                              73,931                          73,931          0.23%
      O'Bryan Community Property Trust                 739,317                         739,317          2.25%
      Flanders Language Valley Fund, C.V.A.                  0      4,435,901        4,435,901         13.51%
                                               ----------------                  --------------     ----------
                                                    13,276,896                      17,712,797         53.96%
                                               ----------------                  --------------     ----------

      OPTIONS
      Jack Schuster                                  1,000,000         1,000,000          3.05%   Senior Software Engineer
      Rick Faint                                     1,000,000         1,000,000          3.05%   Chief Executive Officer
      Ken Homa - Director                              100,000           100,000          0.30%
      Jasen Fici                                       150,000           150,000          0.46%   Senior Technology Architect
      Marc Rubin                                       300,000           300,000          0.91%   Chief Financial Officer
      Bill Anderson                                     25,000            25,000          0.08%   Senior Customer Service
                                                                                                  Representative
      Ron Capwell                                       50,000            50,000          0.15%   Senior Software Engineer
      Todd Jackowski                                    25,000            25,000          0.08%   Software Engineer
      Arul Kaliappan                                    25,000            25,000          0.08%   Software Engineer
      Rich Scarbath                                     25,000            25,000          0.08%
      Mendel Friedman                                   50,000            50,000          0.15%
      Frank Schmidt                                     50,000            50,000          0.15%
      Ken Klebanow, M.D.                                30,000            30,000          0.09%
      Middelton, Limburg & Company, Inc.                12,500            12,500          0.04%
      Joda Enterprises, Inc.                            12,500            12,500          0.04%
                                               ----------------      ------------     ----------
      Total Employee Sharers                         2,855,000         2,855,000          8.70%
                                               ----------------      ------------     ----------

      RESERVED EMPLOYEE OPTION POOL                Granted/(Forfeited)
      Keith Tipton                  125,000      (125,000)               0     0.00%   Vice President of
                                                                                       Engineering
      David Rice                    150,000                        150,000     0.46%   Vice President of Integration
                                                                                       Services
      Joe Kessel                    300,000                        300,000     0.91%   Vice President of Sales
      Jeff Mason                     60,000                         60,000     0.18%   Director of Marketing
      Steve Wingert                  25,000       (25,000)               0     0.00%   Senior Software Engineer
      Paige Rees                     10,000                         10,000     0.03%   Accounting Assistant (former
                                                                                       Receptionist)
      Beth Mantegna                  25,000                         25,000     0.08%   Product Integration Manager
      Ron Louzon                     15,000                         15,000     0.05%   Senior Software Engineer
      Kris Schroeder                 25,000                         25,000     0.08%   Quality Assurance Engineer
      Denise Williams                10,000                         10,000     0.03%   Documentation Specialist
      John Hagius                    25,000                         25,000     0.08%   Senior Software Engineer
      Ron Capwell                    25,000                         25,000     0.08%   Senior Software Engineer
      Arul Kaliappan                 25,000                         25,000     0.08%   Software Engineer
      Bill Anderson                   5,000        (5,000)               0     0.00%   Senior Customer Service Representative
      Chris McCarthy                 75,000                         75,000     0.23%   Vice President, European Operations
      Dave Gutberlet                 15,000                         15,000     0.05%   Quality Assurance Engineer
      Bill Stutz                     20,000                         20,000     0.06%   Software Engineer
      Cheryl McNaught                20,000       (20,000)               0     0.00%   Training Specialist

      Paul Martin                    35,000                         35,000     0.11%   Product Development
                                                                                       Manager
      Chris McClelland               15,000                         15,000     0.05%   Software Engineer
      Sanders Damron                 10,000                         10,000     0.03%   Marketing Assistant
      Ron Boyd                       15,000                         15,000     0.05%   Southeast Regional Sales
                                                                                       Manager
      Scarlett Zimmerman              5,000                          5,000     0.02%   Engineering Administrative
                                                                                       Assistant
      Lee Kelly                      15,000       (15,000)               0     0.00%   Quality Assurance Engineer
      Myo Kyaw                       20,000                         20,000     0.06%   Software Engineer
      Sam Fogle                      25,000                         25,000     0.08%   Program Manager
      Jay Honeywell                  15,000        (3,000)          12,000     0.04%   Software Engineer
      Jen Spiegel                    15,000         35,000          50,000     0.15%   Director of Human
                                                                                       Resources
      Maureen Gillen                 15,000                         15,000     0.05%   Regional Sales Manager
      Ken Davis                      15,000         10,000          25,000     0.08%   Software Engineer
      Linda Amorrigi                 25,000                         25,000     0.08%   Product Integration Manager
      Jack Stose                                    50,000          50,000     0.15%
      Bill Schneider                                25,000          25,000     0.08%
      Bryan Caperletti                              25,000          25,000     0.08%
      Grant English                                 50,000          50,000     0.15%
      Remaining Reserve             866,421        (2,000)         864,421     2.63%
                                ------------------------------------------- ---------
                                  2,046,421              0       2,046,421     6.23%
                                ------------------------------------------- ---------
                                ---------------------------    ------------ ---------
      Total Fully Diluted        28,327,931         62,500      32,826,332   100.00%
                                ---------------------------    ------------ ---------

NOTE:

Additional shares of up to 500,000 are expected to be issued effective March 31, 1999 to Directors and Management.

                                            EXHIBIT D - SCHEDULE OF INDEBTEDNESS


1. Liens and security interests granted to Silicon Valley Bank on all corporate assets under the terms and conditions of that certain loan dated May 14, 1997. Loan amount at the balance sheet date of March 31, 1999 is $118,322

2. Lease Agreement dated November 9, 1998 between Principal Mutual Life Insurance Company and Sequoia Software Corporation relating to the company's offices.

3. Lease Agreement dated August 30, 1996 between Danka Financial Services and Sequoia Software Corporation relating to a copier.

4. Lease Agreement dated February 17, 1998 between American Business Leasing (as assignee of Primary Capital Corp.) and Sequoia Software Corporation relating to office furniture.

5. Lease Agreement dated October 21, 1997 between American Business Credit and Sequoia Software Corporation relating to a copier.

6. Lease Agreement dated December 12, 1997 between Leasing Technologies International, Inc. and Sequoia Software Corporation relating to various equipment.

7. Line of Credit dated March 26, 1999 with Silicon Valley Bank and Sequoia Software Corporation for working capital. Advance amount at the balance sheet date of March 31, 1999 is $240,489.

                      EXHIBIT E - AMENDED AND RESTATED ARTICLES OF INCORPORATION